Exhibit (15.1)

August 6, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:                                 Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; 333-147148; 333-163837; 333-163838; 333-165130; 333-165132; 333-166646; 333-174028; 333-176601; 333-178300; 333-178302; 333-184650; 333-190317; 333-199729; 333-199730; and 333-199732) and Form S-3 (Registration No. 333-201445).

Commissioners:

We are aware that our report dated August 6, 2015 on our review of interim financial information of Ecolab Inc. (the “Company”) for the three-month period ended June 30, 2015 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2015 is incorporated by reference in its Registration Statements listed above.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota